Exhibit 21.1

Subsidiaries of Blyth, Inc.

Subsidiaries of the Registrant/U.S.	Other Names Under WhichSubsidiary Does Business	State/Country of Incorporation
1. Blyth Home Expressions, Inc.		Delaware
2. Blyth Direct Selling Holdings, Inc.		Delaware
3. Blyth Wholesale Europe Holdings, Inc.		Delaware
4. Blyth Wholesale North America Holdings, Inc.		Delaware
5. Blyth Wholesale Worldwide, Inc.		Delaware
6. Blyth Catalog and Internet Holdings, Inc.		Delaware
7. Candle Corporation of America	Colonial Candle of Cape Cod	New York
Blyth HomeScents International
The Sterno Group
8. CBK Styles, Inc.		Delaware
9. Direct Initiatives, Inc.		Delaware
10. Endar Reserve, Inc.		California
11. KWA, Inc.		Minnesota
12. Midwest of Cannon Falls, Inc.	Midwest	Minnesota
13. Miles Kimball Company		Wisconsin
14. PartyLite Gifts, Inc.	PartyLite	Delaware
15. PartyLite Holding, Inc.		Delaware
16. PartyLite Worldwide, Inc.	PartyLite	Delaware
17. Purple Tree, Inc.		Delaware
18. Two Sisters Gourmet, Inc.		Michigan

Subsidiaries of the Registrant/International	State/Country of Incorporation
19. Adam Gies GmbH	Germany
20. Asp-Holmblad A/S	Denmark
21. Beejay, Ltd.	England
22. Blyth Asia Limited	Hong Kong
23. Blyth, Ltd.	Barbados
24. Blyth Holding B.V.	Netherlands
25. Blyth HomeScents International GmbH	Germany
26. Blyth HomeScents International UK Limited	England
27. Blyth HomeScents International de Mexico S.A. de C.V.	Mexico
28. Blyth HomeScents International Servicios S.A. de C.V.	Mexico
29. Candle Corporation Worldwide Sweden AB	Sweden
30. Candlelight Holding GmbH	Germany
31. Carolina Designs, Ltd.	England
32. PartyLite Manufacturing Limited (formerly know as CCW Manufacturing, Ltd.)	England
33. Colony Private Label Limited	England
34. Colony Gifts Corporation Limited	England
35. Colony GmbH	Germany
36. Colony SARL	France
37. Edelman B.V.	Netherlands
38. Edelman Asia Ltd.	Hong Kong
39. Edelman GmbH	Germany
40. Edelman U.K. Ltd.	England
41. Euro-Decor B.V.	Netherlands
42. Fragrant Memories Ltd.	England
43. Gies Kerzen GmbH	Germany
44. Gies Natura Handelsgesellschaft mbH	Germany

45. Kaemingk B. V.	Netherlands
46. Liljeholmens Stearinfabriks AB	Sweden
47. Midwest of Cannon Falls Canada	Canada
48. Nature’s Scents Ltd.	England
49. PartyLite BV	Netherlands
50. PartyLite Gifts, Ltd.	Canada
51. PartyLite GmbH	Germany
52. PartyLite Handelsgesellschaft m.b.H.	Austria
53. PartyLite Importaciones S.A. de C.V.	Mexico
54. PartyLite, S.A. de C.V.	Mexico
55. Partylite Oy	Finland
56. PartyLite Pty Limited	Australia
57. PartyLite SARL, Ltd.	Switzerland
58. PartyLite SARL	France
59. PartyLite Trading SA	Switzerland
60. PartyLite Europe Technology GmbH	Germany
61. PartyLite U.K., Ltd.	England
62. Promol SA	Portugal
63. Schothuis Holding Holland B.V.	Netherlands
64. Senfar B.V.	Netherlands
65. Triumph Tree International Ltd.	Hong Kong
66. Servicios Administrativos PartyLite, S.A. de C.V.	Mexico
67. Zoren Ltd.	England

The Registrant also owns 75% of the capital stock of Colony Italy, S.r.l., organized under the laws of Italy; 75% of the capital stock of Colony Iberia, S.L., organized under the laws of Spain; and 100% of the capital stock of PartyLite S.r.l., organized under the laws of Italy, and which is currently in liquidation.